EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333- 172170) of Kinder Morgan, Inc. of our report dated June 26, 2019 relating to the 2018 financial statements of Kinder Morgan Savings Plan, which appears in this Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas June 26, 2019